Exhibit 10.2

Execution Copy

MODIFICATION AGREEMENT

This Modification Agreement (this “Agreement”) is executed this 24th day of April, 2014, by and between LAKES JAMUL DEVELOPMENT, LLC, a Minnesota limited liability company (“Lakes”) and JAMUL INDIAN VILLAGE, a federally recognized Indian tribe (the “Tribe”).

RECITALS

A.            Lakes, the Tribe and the Jamul Gaming Authority, an instrumentality of the Tribe (the “Authority”), entered into a Pre-Development, Development & Financing Arrangement Agreement dated as of November 11, 2011 (the “Development Agreement”).

B.            Lakes has made loans to the Tribe and the Authority subject to the terms of the Development Agreement and evidenced by that certain Promissory Note of the Tribe and the Authority, jointly and severally, dated November 22, 2011, and referred to as the Existing Loan Note (the “Existing Loan Note”), that certain Promissory Note of the Tribe and the Authority, jointly and severally, dated November 22, 2011, and referred to as the Development Loan Note (the “Development Loan Note”), and that certain Promissory Note of the Tribe and the Authority, jointly and severally, dated November 22, 2011, and referred to as the Tribal Support Note (the “Tribal Support Note,” and, together with the Existing Loan Note and the Development Loan Note, each a “Note” and collectively the “Notes”).

C.            The Notes are secured by that certain Amended and Restated Security Agreement dated as of November 22, 2011 by the Tribe and the Authority in favor of Lakes (the “Security Agreement”) and by that certain Amended and Restated Dominion Account Agreement dated as of November 22, 2011 from the Tribe and the Authority in favor of Lakes (the “Dominion Account Agreement,” and, together with the Security Agreement, each a “Collateral Document” and collectively the “Collateral Documents”).

D.            The Development Agreement has been terminated by Lakes, but certain provisions therein relating to the Notes, the indebtedness evidenced thereby and the Collateral Documents have survived such termination.

E.            The Authority has been dissolved by the Tribe, and, in connection therewith, the Tribe has been assigned all of the Authority’s assets and the Tribe has assumed all of the Authority’s obligations. The Tribe remains obligated under the Notes notwithstanding the dissolution of the Authority and, in addition, has assumed the Authority’s obligations thereunder.

F.            Penn National Gaming, Inc. (“Penn”) and the Tribe have entered into a Pre-Development Agreement dated August 29, 2012 (the “Penn Pre-Development Agreement”), whereby Penn will make loans to the Tribe in anticipation of developing a gaming facility (the “Gaming Facility”).

G.            In connection with the execution and delivery of the Penn Pre-Development Agreement, Penn, Lakes and the Tribe entered into that certain Subordination and Intercreditor Agreement dated August 29, 2012 (as amended by the Amendment No. 1 referred to below and as may be further amended, restated, or supplemented from time to time hereafter, the “Intercreditor Agreement”), which (i) modifies the aggregate principal amount of the Notes, interest accruing thereon, and dates of payment for so long as the Intercreditor Agreement remains in effect, and (ii) requires that the Notes be replaced by the Consolidated Restated Promissory Note referred to below to be consistent with the provisions of the Intercreditor Agreement and this Agreement.

H.            Since execution of the Intercreditor Agreement, the Tribe and an affiliate of Penn, San Diego Ventures, Inc., have agreed to the form of the Proposed Management Agreement (as defined in the Amendment No. 1 referred to below), which contemplates, among other things, that Penn will manage, operate and maintain the Gaming Facility on behalf of the Tribe. The Proposed Management Agreement is currently awaiting approval by the National Indian Gaming Commission for approval.

I.             The Tribe and Lakes wish to provide for the issuance of the Consolidated Restated Promissory Note, the incorporation by reference of the provisions of Section 4 of the Intercreditor Agreement with respect to the amendment of the terms applicable thereto, and for the payment of the Consolidated Restated Promissory Note following the termination (in accordance with its terms) of the Intercreditor Agreement.

J.             Concurrently with this Agreement, Penn, Lakes and the Tribe have entered into an Amendment No. 1 to Subordination and Intercreditor Agreement dated as of the date hereof (the “Amendment No. 1”), whereby the parties have clarified certain matters and agreed to permit refinancing of the Senior Loan Obligations (as defined in the Intercreditor Agreement).

NOW, THEREFORE, in consideration of the foregoing premises, the parties hereto agree as follows:

1.            Definitions.     In addition to terms defined elsewhere in this Agreement, the following terms have the meanings ascribed to them below:

1.1            “Amended Operative Documents” means, collectively, the Operative Documents, as amended by the Amendment Documents (including, without limitation, the Notes as consolidated, amended and restated by the Consolidated Restated Promissory Note), the rights of Lakes under which are, unless and until the Senior Loan Obligations have been Paid in Full, subject to the terms of the Intercreditor Agreement.

1.2            “Amendment Documents” means, collectively, this Agreement, the Consolidated Restated Promissory Note, and the other documents, instruments and agreements contemplated hereby or otherwise relating hereto.

1.3            “Claims” shall have the meaning as set forth in Section 7.

1.4            “Consolidated Restated Promissory Note” means the Consolidated Restated Promissory Note of the Tribe dated as of even date herewith to be effective as of August 29, 2012 in the form appended hereto as Appendix I.

1.5            “Final Maturity Date” shall have the meaning as set forth in the Intercreditor Agreement.

1.6            “Gaming Facility” shall have the meaning as set forth in the Proposed Management Agreement.

1.7            “Gross Revenues” shall have the meaning as set forth in the Proposed Management Agreement.

1.8            “Intercreditor Agreement” shall have the meaning as set forth in Recital G.

1.9            “Operative Documents” means, collectively, (i) the Notes, (ii) the Collateral Documents, (iii) such provisions of the Development Agreement that by their terms survive the termination of the Development Agreement, and (iv) whether nor not they expressly so survive the Development Agreement (all of which hereby shall be deemed to have survived such termination), such provisions of the Development Agreement (A) that relate to the Notes, the terms thereof (including without limitation Sections 8.3, 10.1 and 10.2 of the Development Agreement and all other terms relating to the payment of the Notes, defaults thereunder, and rights and remedies with respect thereto) or the security therefor, or that relate to the Collateral Documents (including without limitation terms granting any lien or security agreement or relating to the exercise of rights or remedies with respect to the Notes or the Collateral Documents or the indebtedness secured thereby), (B) that reasonably can be interpreted as being intended to survive the termination of the Development Agreement (including without limitation any covenant, term or provision that, in order to be effective, must survive the termination of the Development Agreement, as provided in Section 11.21 thereof), and (C) that are incorporated by reference or otherwise referred to herein or in any Note or Collateral Document (including, without limitation, the limited sovereign immunity waiver and jurisdictional waivers set forth in and consents required by the Development Agreement). Operative Documents do not include the Intercreditor Agreement (other than the portions thereof incorporated by reference in this Agreement);

1.10          “Operating Expenses” shall have the meaning as set forth in the Proposed Management Agreement.

1.11          “Paid In Full” and “Payment in Full” shall have the meaning as set forth in the Intercreditor Agreement.

1.12          “Payment Date” means the first day of each month.

1.13          “Project” means the development, entitlement and construction of the Gaming Facility, as more particularly described in the Penn Pre-Development Agreement.

1.14          “Senior Lender” shall have the meaning as set forth in the Intercreditor Agreement.

1.15          “Senior Loan Obligations” shall have the meaning as set forth in the Intercreditor Agreement.

2.	Representations, Warranties and Acknowledgments of the Tribe.

2.1             Recitals. The foregoing Recitals are true and correct.

2.2            Execution. The execution and delivery by the Tribe of this Agreement and the performance of this Agreement, the other Amendment Documents and the Amended Operative Documents are within the Tribe’s power and capacity, have been duly authorized by all necessary tribal action, and do not and will not (a) require any authorization, consent or approval by any other governmental department, commission, board, bureau, agency or instrumentality, (b) violate any provision of law, rule or regulation or any order, writ, injunction or decree presently in effect applicable to the Tribe or violate its organizational or constitutional documents, or (c) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, promissory note, or other instrument to which the Tribe is a party or by which the Tribe or the Tribe’s properties may be bound or affected.

2.3            Intercreditor Agreement. The Tribe acknowledges and agrees as follows:

(a)     As used in the Amended Operative Documents, (i) the terms “Project” and “Gaming Facility” shall be deemed to include, without limitation, the Project and the Gaming Facility, (ii) the terms “Notes” and “Lakes Notes” shall be deemed to include, without limitation, the Consolidated Restated Promissory Note, and (iii) the term “Secured Obligations” shall be deemed to include, without limitation, the indebtedness evidenced by the Consolidated Restated Promissory Note.

(b)     The indebtedness secured by the security interests and other liens granted by the Amended Operative Documents includes, without limitation, the indebtedness under the Consolidated Restated Promissory Note.

(c)     The security interest and other liens granted by the Amended Operative Documents attach to the assets of Tribe relating to the Project and the Gaming Facility.

(d)     All representations and warranties contained herein or made in writing by the Tribe in connection herewith in Amendment No. 1 or otherwise shall survive the execution and delivery of this Agreement. It shall be deemed a default or Event of Default (howsoever designated, defined or otherwise characterized) under the Consolidated Restated Promissory Note and the other Amended Operative Documents if any such representations or warranties proves to be false in any material respect as of the date hereof.

3.     The Notes.

3.1           Modification of Notes.

(a)     The Tribe and Lakes hereby confirm all the terms and agreements set forth in the Intercreditor Agreement. All covenants between the Tribe and Lakes or by the Tribe in favor of Lakes in the Intercreditor Agreement are hereby incorporated by reference.

(b)     Without limiting the generality of the foregoing, the Notes, including the principal balance thereof and the interest accruing thereunder, and dates of payment of principal and interest, are amended in the manner, and effective as of the times, set forth in Section 4 of the Intercreditor Agreement.

(c)     The Tribe agrees to make all payments required or permitted to be made to Lakes under the provisions of the Intercreditor Agreement, when and as such payments are so required or permitted to be made. The Tribe and Lakes agree that monthly payments of interest (or, following the Final Maturity Date, of interest and principal) so permitted shall be made on the applicable Payment Date. For the sake of clarity, failure to make any such payment shall constitute an Event of Default for purposes of the Consolidated Restated Promissory Note and the other Amended Operative Documents.

(d)     The Tribe has issued to Lakes, and Lakes has accepted from the Tribe, the Consolidated Restated Promissory Note as a complete consolidation, amendment and restatement of the Notes, as amended by this Agreement. The Tribe acknowledges and agrees that the issuance of the Consolidated Restated Promissory Note does not extinguish, satisfy, discharge or constitute a novation of the Notes, as so amended, and the Tribe hereby reaffirms, subject to the provisions of the Consolidated Restated Promissory Note, the indebtedness evidenced by the Notes, as so amended.

3.2	Payment of Notes After the Final Maturity Date and Before Senior Loan Obligations are Paid in Full.

(a)      The provisions of this Section 3.2 shall be effective only after the Final Maturity Date and under the circumstances described in Section 4(b)(ii) of the Intercreditor Agreement.

(b)     Whenever payments are permitted by Section 4(b)(ii) of the Intercreditor Agreement, distributions of Gross Revenues from the Gaming Facility shall be made on a monthly basis in the following order of priority: (i) Operating Expenses, (ii) distributions to the Tribe required pursuant to 25 CFR 531.1(f) as set forth in the Management Agreement; (iii) payment of management and licensing fees to a third party manager unaffiliated with the Tribe; (iv) payment of required interest and principal payments on the Senior Loan Obligations, and (v) payment of accrued and unpaid interest on the Consolidated Restated Promissory Note. On each Payment Date, funds remaining after payment of items (i) through (v) have been satisfied shall be paid to Lakes as monthly payments to be applied against the outstanding principal amount of the Consolidated Restated Promissory Note (each such payment a “Pre-Termination Lakes Loan Payment”), until Paid in Full; provided, however, that the aggregate amount of all such Pre-Termination Lakes Loan Payments made in any calendar quarter shall not exceed $1,500,000. Any excess funds remaining after payment of the Pre-Termination Lakes Loan Payment shall be distributed in a manner agreed to by the Tribe and Senior Lender.

(c)     Commencing on the first Payment Date following the month during which the provisions of this Section 3.2 become effective, the Pre-Termination Lakes Loan Payment shall be paid on each Payment Date.

3.3	Payment of Notes After the Senior Loan Obligations are Paid in Full and Termination of the Intercreditor Agreement.

(a)          The provisions of this Section 3.3 shall be effective only after the Senior Loan Obligations have been Paid in Full and the Intercreditor Agreement has been effectively terminated (the date of such occurrence being herein referred to as the “Effective Date”).

(b)          From and after the Effective Date, distributions of Gross Revenues from the Gaming Facility shall be made in the following order of priority: (i) Operating Expenses, (ii) distributions to the Tribe required pursuant to 25 CFR 531.1(f) as set forth in the Management Agreement; (iii) payment of management and licensing fees to a third party manager unaffiliated with the Tribe; and (iv) payment of accrued and unpaid interest on the Consolidated Restated Promissory Note. Funds remaining after payment of items (i) through (iv) have been satisfied (hereinafter, the “Post-Termination Remaining Funds”) shall be divided and distributed as follows:

(i)      Eighty percent (80%) of the Post-Termination Remaining Funds (the “Post-Termination Lakes Loan Payment”) shall be paid to Lakes as monthly payments to be applied to pay the outstanding principal amount of the Consolidated Restated Promissory Note until Paid in Full; and

(ii)     Twenty percent (20%) of the Post-Termination Remaining Funds shall be distributed to the Tribe.

(c)     Commencing on the first Payment Date following the month during which the Effective Date occurs, the Post-Termination Lakes Loan Payment shall be paid on each Payment Date.

3.4          No Further Modification Until the Effective Date. For the avoidance of doubt, unless and until the Senior Loan Obligations have been Paid in Full, the terms of the Intercreditor Agreement shall apply with respect to payment of principal and interest under the Consolidated Restated Promissory Note, and the Tribe will make only such payments to Lakes as are required or permitted to be so paid by the Intercreditor Agreement.

3.5          Failure to Pay.     For the sake of clarity, failure to make any payment required by this Section 3 shall constitute an Event of Default for purposes of the Consolidated Restated Promissory Note and the other Amended Operative Documents.

4.            Financial Statements. So long as the Consolidated Restated Promissory Note remains unpaid, the Tribe will deliver to Lakes such financial statements and other information respecting the financial condition and results of operations of the Gaming Facility as Lakes may from time to time reasonably request.

5.            Default under Intercreditor Agreement. The Tribe’s breach of any covenant in this Agreement (whether specified herein or incorporated herein by reference from the Intercreditor Agreement or otherwise) will constitute a default or Event of Default (howsoever designated, defined or otherwise characterized) under the Consolidated Restated Promissory Note and the other Amended Operative Documents. No breach of the Intercreditor Agreement (other than of those provisions between the Tribe and Lakes incorporated herein by reference in accordance with Section 3.1(a)) will be deemed such a default or Event of Default.

6.            Miscellaneous.

6.1         Operative Documents Remain in Full Force. Except as specifically amended hereby or by any of the other Amendment Documents, all terms and provisions of the Operative Documents shall remain in full force and effect. This Agreement shall not constitute, and may not be argued to constitute, a waiver by Lakes of any rights or remedies available to Lakes under the Amended Operative Documents.

6.2         Survival of this Agreement.     This Agreement, including without limitation provisions incorporated herein by reference from the Intercreditor Agreement, will survive the termination of the Intercreditor Agreement.

6.3         Counterparts. This Agreement may be executed in counterparts and by facsimile or e-mail attachment, each of which shall be an original, but all of which constitute but one agreement.

6.4         Governing Law. This Agreement shall be construed and enforced in accordance with the internal laws and decisions of the State of Minnesota, without giving effect to its choice of laws principles.

6.5         Release by Tribe. The Tribe hereby absolutely and unconditionally releases and forever discharges Lakes, and any and all participants, parent entities, subsidiary entities, affiliated entities, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, attorneys, agents and employees of any of the foregoing (all, collectively, the “Lakes Parties” and each a “Lakes Party”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state, federal or tribal law or otherwise, which either the Tribe or the Authority has had, now has or has made claim to have against any Lakes Party for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the effective date of this Agreement, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

6.6         Statutory Language. The Tribe waives any rights and benefits conferred by any applicable provision of law existing under any tribal, federal, state or political subdivision, which would invalidate all or any portion of the release set forth in Section 6.5 above because this release may extend to claims which the Tribe does not know or suspect to exist in its favor at the time of execution of this Agreement. THE TRIBE ACKNOWLEDGES THAT SUCH RELEASE HAS BEEN MADE WITH KNOWLEDGE THAT ADDITIONAL CLAIMS MAY EXIST AND THE TRIBE WAIVES ANY AND ALL RIGHTS THE TRIBE MAY HAVE UNDER CALIFORNIA CIVIL CODE SECTION 1542 OR UNDER ANY OTHER STATE, FEDERAL OR TRIBAL STATUTE OR CASE AUTHORITY OF SIMILAR EFFECT.

7.            Dispute Resolution. Except as otherwise permitted by Section 7.9 below, the parties agree that any dispute, claim, question, or disagreement between the Tribe, on one hand, and Lakes, on the other hand, that is directly or indirectly related to this Agreement (including, without limitation, the validity of any waiver of sovereign immunity by the Tribe), whether arising during or after the expiration of this Agreement (hereinafter “Claims”) shall be governed by the following dispute resolution procedures:

7.1         The parties shall use their best efforts to settle all Claims. To this effect, they shall meet and confer in person within ten (10) calendar days of a Claim being asserted and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to the parties. If they do not reach such solution within a period of twenty (20) calendar days after their first meet and confer session, then, upon notice by a party to the other parties, all Claims shall be settled by arbitration administered by the American Arbitration Association and conducted in accordance with its Commercial Arbitration Rules in effect at the time of submission; except that: (a) the question whether or not a Claim is arbitrable shall be a matter for binding arbitration by the arbitrators, such question shall not be determined by any court and, in determining any such question, all doubts shall be resolved in favor of arbitrability; (b) discovery shall be permitted in accordance with the Federal Rules of Civil Procedure, subject to supervision as to scope and appropriateness by the arbitrators; and (c) any issue as to the validity of any waiver of sovereign immunity by the Tribe shall be subject to arbitration. Unless the parties otherwise agree to in writing, arbitration proceedings shall be held in San Diego, California.

7.2         The arbitration proceedings shall be conducted before a single neutral arbitrator, whom shall be a currently licensed attorney, actively engaged in the practice of law for at least ten (10) years, and shall have five (5) years of experience in federal Indian law, and in the Gaming industry. In the event that the parties are unable to agree mutually to a neutral arbitrator with ten (10) days of the notice of filing for arbitration, the parties or their attorneys may request the American Arbitration Association to appoint the neutral arbitrator. Prior to the commencement of hearings, the arbitrator appointed shall provide an oath or undertaking of impartiality.

7.3         The arbitration award shall be in writing signed by the arbitrator, and shall state the basis for the award. The arbitration award shall be set forth in reasonable detail as to its findings of fact and law, and basis of determination of award form and amount. Except to the extent such enforcement will be inconsistent with a specific provision of this Agreement, arbitration awards made pursuant to this Section 7 shall be enforceable in federal court under Title 9 of the United States Code and any applicable tribal, federal or state law governing the enforcement of arbitration awards. In addition to any basis for appeal of an arbitration award on the basis that the arbitrators incorrectly decided a question of law in making the award, or the award was made in an arbitrary or capricious manner or in manifest disregard of the factual evidence.

7.4         Each party hereto, without having to exhaust any tribal remedies first, shall have the right to seek and obtain a court order from a court having jurisdiction over the parties requiring that the circumstances specified in the order be maintained pending completion of the arbitration proceedings, to the extent permitted by applicable law.

7.5         Judgment on any arbitration award may only be entered in a court having jurisdiction in the manner provided in Section 7.

7.6         The arbitrator shall only have the power to award actual damages and shall not have the power to award punitive, exemplary or consequential damages, or any damages excluded by or in excess of any damage limitations expressed in this Agreement.

7.7         The Tribe hereby expressly and irrevocably waives, and also waives its right to assert, sovereign immunity and any and all defenses based thereon with respect to any Claims asserted by Lakes; and the Tribe hereby consent to: (i) binding arbitration conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of submission; (ii) the compelling and enforcement of arbitration provided that any such award shall be limited to actual damages and shall specifically exclude punitive, consequential, incidental, expectancy and all other special damages; and provided further that the arbitrator and/or court shall have no authority or jurisdiction to order execution against any assets or revenues of Tribe except undistributed future Net Revenues of the Gaming Facility and the Project’s furnishings and equipment; provided, however that in no instance shall enforcement of any kind whatsoever be allowed against any assets of the Tribe other than the limited assets of the Tribe specified in this Section 7.7; and (iii) judicial proceedings in or before the United States District Court in which the Project is located, the United States Court of Appeals having jurisdiction over the applicable District Court, and the United States Supreme Court, for the purpose of compelling arbitration or enforcing any arbitration award arising out of this Agreement. If the United States District Court determines it is without jurisdiction, the Authority and the Tribe consent to be sued in San Diego County Superior Court and any California state courts to which an appeal therefrom may be available, but solely to compel, enforce, modify or vacate any arbitration award.

7.8         To the extent lawful in connection with any such Claims, the Tribe expressly waives the application of the doctrines of exhaustion of tribal remedies, abstention or comity that might otherwise require that Claims be heard first in tribal court or other tribal forums of the Tribe.

7.9         In the event that there is a payment default by the Tribe under the Consolidated Restated Promissory Note, Lakes shall have the right to proceed immediately to enforce the terms thereof through judicial proceedings without first having to submit to the arbitration proceedings described in this Section 7. The Tribe hereby expressly and irrevocably waives, and also waives its right to assert, sovereign immunity and any and all defenses based thereon with respect to any claims of payment default related to the Consolidated Restated Promissory Note; and the Tribe hereby consents to judicial proceedings in or before the United States District Court in which the Project is located, the United States Court of Appeals having jurisdiction over the applicable District Court, and the United States Supreme Court, for the purpose of enforcing the terms of the Consolidated Restated Promissory Note and compelling payment due thereunder. If the United States District Court determines it is without jurisdiction, the Tribe consents to be sued in San Diego County Superior Court and any California state courts to which an appeal therefrom may be available, but solely for the same purpose.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

JAMUL INDIAN VILLAGE

By:     /s/ Raymond Hunter

Name:     Raymond Hunter

Title:     Chairman

And:     /s/ Erica Pinto

Name:     Erica Pinto

Title:     Vice Chairman

LAKES JAMUL DEVELOPMENT, LLC

By:     /s/ Timothy Cope

Name:     Timothy Cope

Title:     President / CFO

ACKNOWLEDGMENT

Penn National Gaming Inc. (“Penn”), as a party to the Intercreditor Agreement referred to in the foregoing Modification Agreement and in accordance therewith (including, without limitation, Sections 4 and 25 thereof), hereby consents to the Modification Agreement and confirms that the Modification Agreement is consistent with the provisions of the Intercreditor Agreement and otherwise is in form and substance acceptable to Penn.

PENN NATIONAL GAMING INC.

By:     /s/ Robert S. Ippolito

Name:     Robert S. Ippolito

Title:     VP / Sec / Treas

APPENDIX I

FORM OF CONSOLIDATED RESTATED PROMISSORY NOTE

THIS CONSOLIDATED RESTATED PROMISSORY NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT TO CERTAIN OTHER INDEBTEDNESS OF JAMUL INDIAN VILLAGE TO THE EXTENT PROVIDED IN THE SUBORDINATION AND INTERCREDITOR AGREEMENT DATED AUGUST 29, 2012, AMONG JAMUL INDIAN VILLAGE, LAKES JAMUL DEVELOPMENT, LLC, AND PENN NATIONAL GAMING, INC., AS AMENDED AND AS HEREAFTER FROM TIME TO TIME FURTHER AMENDED.

CONSOLIDATED RESTATED

PROMISSORY NOTE

$60,000,000 (subject to adjustment)

Minnetonka,

Minnesota

     April 24, 2014, to

be effective as of

August 29, 2012

FOR VALUE RECEIVED, JAMUL INDIAN VILLAGE, a federally recognized Indian tribe (the “Tribe”), promises to pay to the order of LAKES JAMUL DEVELOPMENT, LLC, a Minnesota limited liability company (“Lender”), in lawful money of the United States of America and in immediately available funds, at such place as the holder hereof may from time to time designate, or in the absence of such designation, at the office of the Lender, 130 Cheshire Lane, Minnetonka, Minnesota 55305, the principal sum of Sixty Million Dollars and No/Cents ($60,000,000.00), such amount subject to increase by capitalization of accrued interest and otherwise as provided in the Modification Agreement referred to below, and to pay in like funds the principal amount hereof and interest accrued thereon from time to time as provided in the Modification Agreement. All such payments of principal and interest shall be paid in the manner and at the rate and times as set forth in the Modification Agreement.

For purposes of this Consolidated Restated Promissory Note (this “Note”), “Intercreditor Agreement” shall have the meaning as set forth in the Modification Agreement, and “Modification Agreement” means the Modification Agreement of even date herewith between the Tribe and Lakes. The Modification Agreement incorporates by reference certain provisions of the Intercreditor Agreement with respect to the amount of and interest rate borne by this Note and payment thereof, and further sets forth the terms of payment of this Note applicable both before and after the termination of the Intercreditor Agreement.

This Note is subject to the following additional terms and provisions:

1.            Defined Terms. Capitalized terms used but not defined herein shall have the meanings given them in the Modification Agreement.

2.            Consolidation.

1.1         Original Notes. Reference is made to the following promissory notes (collectively, the “Original Notes”), each dated November 22, 2011, and each the joint and several obligation of the Tribe and the Jamul Gaming Authority, an instrumentality of the Tribe (the “Authority”): (a) the Promissory Note referred to in the Operative Documents as the Existing Loan Note, (b) the Promissory Note referred to in the Operative Documents as the Development Loan Note, and (c) the Promissory Note referred to in the Operative Documents as the Tribal Support Note.

1.2         Tribal Obligation. The Tribe hereby acknowledges and agrees that (a) the Authority has been dissolved by the Tribe, and, in connection therewith, the Tribe has been assigned all of the Authority’s assets and the Tribe has assumed all of the Authority’s obligations, (b) the dissolution of the Authority has not affected the liability of the Tribe under the Original Notes or the Operative Documents, and (c) the liability of the Authority under the Original Notes and the Operative Documents has been assumed by the Tribe.

1.3         No Novation. This Note has been executed and delivered as a complete consolidation, amendment and restatement of the Original Notes, but does not extinguish, satisfy, discharge or constitute a novation thereof, and the Tribe hereby reaffirms, subject to the provisions of this Note, the indebtedness evidenced thereby.

2.            Principal Adjustment.     The principal amount of this Note is subject to increase to $61,000,000 as of the third anniversary of the Acceptance Date if the Opening Date has not then yet occurred.

3.            Additional Interest Provisions.

3.1         Capitalization. Under certain circumstances specified in this Note and in the Modification Agreement, interest accrued on this Note will be capitalized and added to the outstanding principal amount of this Note, and thereafter interest shall accrue on such aggregate principal amount at the rate, and be payable at the times, as set forth in the Modification Agreement.

3.2         Maximum Rate. If during any period for which interest is computed hereunder, the applicable interest rate, together with all fees, charges and other payments which are treated as interest under applicable law, as provided for herein, would exceed the maximum rate of interest that may be charged, contracted for, reserved, received, or collected by Lender in connection with this Agreement under applicable law (such maximum rate being referred to as the “Maximum Rate”), the Tribe shall not be obligated to pay, and Lender shall not be entitled to charge, collect, receive, reserve or take, interest in excess of the Maximum Rate, and during any such period the interest payable hereunder shall be limited to the Maximum Rate.

4.            Cross References. This Note is secured, its maturity is subject to acceleration, and its provisions are subject to other terms and conditions, in each case as provided in this Note, the other Amendment Documents, and the Amended Operative Documents. Such terms and conditions are applicable hereto and incorporated herein by this reference and this Note shall be interpreted, construed and enforced as if all such provisions were set forth in full in this Note.

5.            Limited Recourse Obligations. The Tribe’s obligation to pay amounts due hereunder shall be a limited recourse obligation of the Tribe enforceable solely against the Collateral (as defined in the Amended Operative Documents) and in no instance shall enforcement of any kind be allowed against any assets or revenues of the Tribe except for undistributed future Net Revenues (as defined in the Amended Operative Documents) of the Gaming Facility and the Project’s furnishings and equipment.

6.            Default; Remedies. Without limiting the generality of Section 4 above, if any Tribal Event of Default or Event of Default (each as defined in the Amended Operative Documents) shall occur, then, subject to the provisions of the Intercreditor Agreement (but only so long as the Intercreditor Agreement remains in effect), the holder of this Note may exercise any rights or remedies available under this Note, the other Amendment Documents, or the Amended Operative Documents or by law, including without limitation taking any action or proceeding at law or equity available to the holder of this Note in accordance with the provisions of this Note, the other Amendment Documents or the Amended Operative Documents that the holder of this Note deems advisable for the protection of its interests to collect and enforce payment. Without limiting any other right or remedy so available, unless and until this Note is paid in full, any interest amount not paid when payable shall be capitalized and added to the outstanding principal amount of this Note on each date such interest amount was be due and payable under this Note. Failure to exercise any particular remedy shall not constitute a waiver of the right to exercise the same at a later time or in the event of any subsequent default.

7.            Presentment Waiver. The Tribe and all endorsers and guarantors hereof waive, to the fullest extent permitted by law, presentment, demand, notice of nonpayment, protest, notice of protest, notice of dishonor and notice of any other kind in connection with this Note (except as specifically required in this Note, the other Amendment Documents, or the Amended Operative Documents).

8.            Remedies Cumulative. The remedies of the holder of this Note shall be as provided for in this Note, the other Amendment Documents and the Amended Operative Documents and may be pursued singularly, successively or together, at the sole discretion of the holder of this Note, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

9.            Collection Expenses. The Tribe agrees to pay all reasonable costs and out-of-pocket expenses (including, but not limited to, reasonable attorneys’ fees and expenses) incurred by Lender in connection with the collection or enforcement of this Note.

11.          Applicable Law. This Note shall be construed in accordance with and governed by the internal laws and decisions of the State of Minnesota, without giving effect to its choice of law principles.

12.          Savings Clause. The parties hereto intend and believe that each provision of this Note comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions of this Note is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Note to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that it or they are legal, valid and enforceable, that the remainder of this Note shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained herein, and that the rights, obligations and interest of the Tribe and holder hereof under the remainder of this Note shall continue in full force and effect.

13.          Amendment. No modification, waiver, amendment, discharge or change of this Note shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is sought.

14.          Time is of the Essence. Time is hereby declared to be of the essence of this Note and of every part hereof, and the time and schedule requirements set forth or referred to herein are material terms of this Note.

15.          Successors and Assigns. This Note shall inure to the benefit of and shall be binding on the parties hereto and their respective successors and permitted assigns. The Tribe may not assign this Note without the prior written approval of the holder of this Note. Any reference to the Lender shall be deemed to include and apply to every subsequent holder of this Note.

16.          Notice. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be given in accordance with the Amended Operative Documents.

17.          Dispute Resolution Limited Waiver of Sovereign Immunity. Claims related to this Note shall be subject to the dispute resolution procedures and limited waiver of sovereign immunity contained in the Amended Operative Documents and the Modification Agreement.

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IN WITNESS WHEREOF, the Tribe has caused this Note to be executed and delivered as of the date first above written.

TRIBE: Jamul Indian Village

By:
Name:
Title:

And
Name:
Title:

[Signature Page to Consolidated Restated Promissory Note in favor of Lakes Jamul Development, LLC]

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